UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest
event reported): January 12, 2018

B. Riley Financial, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37503	27-0223495
(State of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

21255 Burbank Boulevard, Suite 400, Woodland Hills, California 91367
(Address of principal executive offices and zip code)
(818) 884-3737
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230-425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

*Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 12, 2018, B. Riley Financial, Inc. (the “Company”) entered into a Debt Conversion and Purchase and Sale Agreement (the “DCA”) with bebe stores, inc. (“bebe”) and The Manny Mashouf Living Trust (the “Mashouf Trust”), pursuant to which the Company acquired an aggregate of 3,319,528 shares of common stock, par value $0.001 per share, of bebe (“Common Stock”), as described in more detail below. The Mashouf Trust is a family trust of Manny Mashouf, the chief executive officer, chairman of the board of directors and, prior to the transactions effected pursuant to the DCA, a 56.2% shareholder of bebe.

Pursuant to the terms of the DCA, on January 12, 2018, the Company cancelled all of the outstanding principal amount and accrued interest, collectively $16,917,168.40, owed by bebe to the Company pursuant to the terms of a promissory note, dated as of May 31, 2017, in exchange for bebe’s issuing one share of Common Stock for every $6.00 (the “Price Per Share”) of outstanding principal amount or accrued interest, for a total of 2,819,528 shares of Common Stock. The Company also purchased 250,000 shares of Common Stock from each of bebe and Mashouf Trust for a cash amount per share equal to the Price Per Share. Under the DCA, subject to the mutual agreement of the parties, the Company may purchase up to an additional 500,000 shares from the Mashouf Trust within 45 business days of the date of the DCA for a cash amount per share equal to the Price Per Share.

In connection with the transactions contemplated by the DCA, bebe fixed the size of its board of directors at five members and two employees of the Company, Kenneth Young, the chief executive officer of B. Riley Principal Investments, a wholly-owned subsidiary of the Company (“BRPI”), and Nick Capuano, the chief investment officer of BRPI, were appointed to the bebe board following the resignations of two former directors of bebe. Additionally, two existing members of bebe’s board of directors have tendered irrevocable written resignations, effective on the earlier of a notice from bebe accepting the resignation of such director or October 1, 2018.

The Company and bebe made customary representations, warranties and covenants in the DCA for a transaction of this nature. The transaction was contingent upon bebe executing a tax benefit preservation plan. The Company, bebe and certain shareholders of bebe, including the Company, also entered into an investor agreement in connection with the execution of the DCA, pursuant to which such shareholders agreed to abide by certain restrictions on the acquisition and transfer of their shares of Common Stock.

The foregoing description of the DCA does not purport to be complete and is qualified in its entirety by reference to the DCA attached hereto as Exhibit 10.1, which is incorporated by reference herein.

The DCA and the above description of the DCA have been included to provide investors and securityholders with information regarding the terms of the DCA. The DCA and the above description are not intended to provide any other factual information about the Company, bebe, or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the DCA were made only for purposes of the DCA and as of specific dates; were solely for the benefit of the parties to the DCA; may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the other for the purposes of allocating contractual risk between them rather than establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the DCA and should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, bebe or any of their respective subsidiaries, affiliates or businesses. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the DCA, which subsequent information may or may not be fully reflected in public disclosures by the Company or bebe. The DCA should not be read alone, but should instead be read in conjunction with the other information about the Company or bebe and their respective subsidiaries that the respective companies include in reports, statements and other filings they make with the Securities and Exchange Commission.

Item 8.01 Other Events

On January 16, 2018, the Company and bebe issued a joint press release announcing the execution of the DCA, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Debt Conversion and Purchase and Sale Agreement, dated January 12, 2018, by and among B. Riley Financial, Inc., bebe stores, inc. and The Manny Mashouf Living Trust.*

99.1	Joint Press Release, dated January 16, 2018.

* Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B. Riley Financial, Inc.

By:	/s/ Phillip J. Ahn
Name:	Phillip J. Ahn
Title:	Chief Financial Officer & Chief Operating Officer

Date: January 16, 2018

EXHIBIT INDEX

Exhibit Number	Description

10.1	Debt Conversion and Purchase and Sale Agreement, dated January 12, 2018, by and among B. Riley Financial, Inc., bebe stores, inc. and The Manny Mashouf Living Trust.*

99.1	Joint Press Release, dated January 16, 2018.

* Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.